UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.001)	ACOR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Acorda Therapeutics, Inc. (the “Company”) today announced that it intends to conduct a reverse stock split at a ratio of 1-for-6, such that each six shares of the Company’s common stock, par value $0.001 per share, will be combined into one share of common stock, par value $0.001 per share, and the authorized shares of common stock shall decrease proportionately on a 1-for-6 basis (together, the “Reverse Stock Split”). On July 31, 2020, the Company’s stockholders authorized the Board of Directors to effect a reverse stock split by a ratio of any whole number in the range of 1-for-2 to 1-for-20 and a corresponding reduction in the number of authorized shares of common stock.

The Reverse Stock Split will be effective at 4:01 p.m. Eastern Time on December 31, 2020. The common stock is expected to begin trading on a split-adjusted basis on The Nasdaq Global Select Market commencing upon market open on January 4, 2021. The Reverse Stock Split is being effected as part of the Company’s plan to regain compliance with the $1.00 per share minimum closing price required to maintain continued listing on The Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1).

As a result of the Reverse Stock Split, every six shares of issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock. The Reverse Stock Split will also result in a proportionate reduction in the number of shares of common stock authorized under the Company’s Amended and Restated Certificate of Incorporation, as amended, from 370,000,000 to 61,666,666. In addition, the Reverse Stock Split will reduce the number of shares of common stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the Reverse Stock Split, and the number of shares reserved for future issuance under the Company’s existing incentive compensation and employee stock purchase plans will be proportionately reduced.

The Reverse Stock Split will apply equally to all outstanding shares of the common stock, and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares. The Company will not issue any fractional shares in connection with the Reverse Stock Split, and no cash or other consideration will be paid. Instead, the number of shares issued in connection with the Reverse Stock Split will be rounded up to the next whole number. The Reverse Stock Split will not modify the rights or preferences of the common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

December 21, 2020	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer